Exhibit 99.1

IRADIMED CORPORATION Announces Second Quarter 2014 Financial Results

•                  Reports revenue growth of 69% year-over-year

•                  Reports non-GAAP diluted EPS of $0.13, a 79% increase over last year

•                  Issues full year 2014 revenue guidance of $18.0 million to $18.2 million

•                  Closes on IPO and completes move into new facility

Winter Springs, Florida, August 12, 2014 — IRADIMED CORPORATION (NASDAQ:IRMD), the leading provider of non-magnetic intravenous (IV) infusion pump systems that are safe for use during magnetic resonance imaging (MRI) procedures, today announced financial results for the three months ended June 30, 2014.

For the second quarter ended June 30, 2014, the Company reported revenue of $4.7 million, an increase of 69% compared to $2.8 million for the second quarter of 2013.  Net income was $1.0 million, or $0.11 per diluted share, compared with net income of $0.6 million, or $0.07 per diluted share for the second quarter of 2013.

Gross profit was $3.8 million and gross profit margin was 81.5% for the second quarter of 2014, compared to gross profit of $2.0 million and gross profit margin of 72.3% for the second quarter of 2013.  The Company stated that domestic sales were approximately 90% of total revenue for the quarter, compared to 65% for the second quarter 2013.

The Company reported non-GAAP income from operations of $1.8 million, up 110% compared to $0.8 million in the second quarter of 2013.  Non-GAAP net income was $0.13 per diluted share, up 79% compared to $0.07 per diluted share for the second quarter of 2013 and free cash flow increased to $1.6 million compared to $0.6 million for the second quarter of 2013.

Roger Susi, Chief Executive Officer and President of IRADIMED, commented, “Much has been accomplished during the past several months.  We successfully completed our IPO and moved into a new facility while continuing to address the high level of demand for our pump systems.  I am very pleased on all fronts with the efforts of everyone here, our progress as a company and our excellent financial results.  Our new facility is allowing us to increase production and our growing sales team is energized and focused on further penetrating the market.  We continue to be very excited about the opportunities in front of us.”

Financial Guidance

The Company provided revenue and non-GAAP earnings guidance for the third and fourth quarters 2014.

For the third quarter 2014, the Company expects revenue of approximately $4.7 million.  The primary factors in this revenue estimate include:

•                  reduced product availability as the Company’s production line was down for approximately the first two weeks of the third quarter resulting from the relocation into a larger headquarters and manufacturing facility, and

•                  seasonality, as sales during the third quarter have typically been lower compared to other quarters.

The Company expects revenue of approximately $5.0 million to $5.2 million for the fourth quarter 2014.

The Company expects third quarter 2014 non-GAAP diluted earnings per share of $0.07 using approximately 10.8 million weighted-average shares outstanding.  Fourth quarter non-GAAP diluted earnings per share is expected to be between $0.07 and $0.08 using approximately 11.8 million weighted-average shares outstanding.  These increases in weighted-average diluted shares outstanding (compared to the second quarter 2014) are the result of the Company’s initial public offering of its common stock, which was completed in mid-July 2014 with the sale of approximately 2.3 million shares.

As of July 31, 2014, the Company had approximately $17.1 million of cash and cash equivalents.

Use of non-GAAP Financial Measures

The Company believes the use of non-GAAP income from operations, non-GAAP net income and free cash flow are helpful to our investors. These measures, which we refer to as our non-GAAP financial measures, are not prepared in accordance with GAAP. We calculate non-GAAP income from operations as income from operations excluding stock-based compensation expense. We calculate non-GAAP net income as net income excluding stock-based compensation expense, net of tax. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, we believe that providing non-GAAP financial measures that exclude stock-based compensation expense allow for meaningful comparisons between our operating results from period to period. We calculate free cash flow as net cash provided by operating activities less net cash used in investing activities for purchases of property and equipment. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic opportunities, including investing in our business, making strategic acquisitions and strengthening our balance sheet. All of our non-GAAP financial measures are important tools for financial and operational decision making and for evaluating our operating results.

A reconciliation of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in the table later in this release immediately following the condensed statements of cash flows.  These non-GAAP financial measures should not be considered in isolation or as a substitute for a measure of the Company’s operating performance or liquidity prepared in accordance with U.S. GAAP and are not indicative of income from operations, net income, or cash provided by operating activities.

Conference Call

IRADIMED has scheduled a conference call to discuss this announcement beginning at 11:00 a.m. Eastern Time today, August 12, 2014.  Individuals interested in listening to the conference call may do so by dialing 1-844-413-1781 for domestic callers, or 1-716-247-5767 for international callers, and entering the reservation code 83468223.

The conference call will also be available real-time via the internet at http://iradimed.com/en.us/investors/index.php and selecting Events & Presentation.  A recording of the call will be available on the Company’s website following the completion of the call.

About IRADIMED CORPORATION

IRADIMED CORPORATION is the leading provider of non-magnetic IV infusion pump systems that are safe for use during MRI procedures. Electromechanical medical devices and pumps contain magnetic and electronic parts which generate radio frequency noise, create interference and are dangerous to operate in the presence of the powerful magnet that drives an MRI.  The company’s MRidium (3850/3860+) IV pump systems have been designed with non-ferrous parts, ceramic ultrasonic motors, non-magnetic mobile stands and other special features in order to safely and predictably deliver anesthesia and other IV fluids during various MRI procedures.

For more information please visit www.iradimed.com.  MRidium is a trademark of IRADIMED CORPORATION.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Act of 1995, particularly statements regarding our expectations, beliefs, plans, intentions, future operations, financial condition and prospects, and business strategies. These statements relate to future events or our future financial performance or condition and involve unknown risks, uncertainties and other factors that could cause our actual results, level of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements.  The risks and uncertainties referred to above include, but are not limited to, risks associated with our reliance on a single product; potential disruptions in our limited supply chain for our products; actions of regulatory bodies, including the FDA, that could delay, limit or suspend product development, manufacturing or sales; the effect of recalls, patient adverse events or deaths on our business; difficulties or delays in the development, production, manufacturing and marketing of new or existing products and services; changes in laws and regulations or in the interpretation or application of laws or regulations.

Further information on these and other factors that could affect the company’s financial results is included in filings we make with the Securities and Exchange Commission from time to time.  All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update forward-looking statements.

IRADIMED CORPORATION

CONDENSED BALANCE SHEETS

	June 30, 2014	December 31, 2013
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,260,988	$2,461,559
Accounts receivable, net	2,276,121	1,982,083
Investments	254,437	246,203
Inventory, net	1,631,911	1,340,331
Prepaid expenses and other current assets	58,263	117,640
Prepaid income taxes	—	170,496
Deferred income taxes	64,921	65,961
Total current assets	8,546,641	6,384,273
Property and equipment, net	510,723	327,343
Intangible assets, net	265,283	267,024
Deferred income taxes	67,023	—
Deferred initial public offering costs	525,071	—
Other assets	21,865	8,231
Total assets	$9,936,606	$6,986,871
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$989,114	$427,474
Accrued payroll and benefits	851,000	655,362
Other accrued taxes	33,726	80,787
Warranty reserve	17,002	12,002
Deferred revenue	515,440	207,395
Officer note payable	—	6,333
Accrued income taxes	92,063	62,971
Total current liabilities	2,498,345	1,452,324
Deferred revenue	137,306	57,676
Deferred income taxes	—	54,087
Total liabilities	2,635,651	1,564,087
Stockholders’ equity:
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; 1,400,000 issued and outstanding	140	140
Common stock; $0.0001 par value; 90,000,000 shares authorized; 7,000,000 shares issued and outstanding	700	700
Additional paid-in capital	2,678,419	2,346,137
Retained earnings	4,617,071	3,074,883
Accumulated other comprehensive income	4,625	924
Total stockholders’ equity	7,300,955	5,422,784
Total liabilities and stockholders’ equity	$9,936,606	$6,986,871

IRADIMED CORPORATION

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2013	2014	2013
Revenue	$4,700,369	$2,775,053	$8,257,606	$5,403,322
Cost of revenue	869,745	767,719	1,526,111	1,234,832
Gross profit	3,830,624	2,007,334	6,731,495	4,168,490
Operating expenses:
General and administrative	1,130,484	527,551	2,223,179	1,030,739
Sales and marketing	864,519	495,662	1,624,308	1,064,385
Research and development	225,500	204,423	449,804	364,835
Total operating expenses	2,220,503	1,227,636	4,297,291	2,459,959
Income from operations	1,610,121	779,698	2,434,204	1,708,531
Other income, net	11,631	22,740	15,083	19,400
Income before provision for income taxes	1,621,752	802,438	2,449,287	1,727,931
Provision for income taxes	602,931	244,129	907,099	525,695
Net income	$1,018,821	$558,309	$1,542,188	$1,202,236
Other comprehensive income (loss):
Change in fair value of available-for-sale securities, net of tax expense (benefit) of $821 and $(2,326) for the three months ended June 30, 2014 and 2013, respectively, and $1,993 and $(2,249) for the six months ended June 30, 2014 and 2013, respectively	1,526	(4,320)	3,701	(4,176)
Comprehensive income	$1,020,347	$553,989	$1,545,889	$1,198,060
Net income per share:
Basic	$0.15	$0.08	$0.22	$0.17
Diluted	$0.11	$0.07	$0.17	$0.14
Weighted average shares outstanding:
Basic	7,000,000	7,000,000	7,000,000	7,000,000
Diluted	8,878,170	8,495,314	8,868,610	8,493,897

IRADIMED CORPORATION

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,
	2014	2013
Operating activities:
Net income	$1,542,188	$1,202,236
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for excess and obsolete inventory	29,669	—
Depreciation and amortization	54,462	65,190
Stock-based compensation	332,282	135,959
Changes in operating assets and liabilities:
Accounts receivable	(294,038)	(97,835)
Inventory	(321,249)	(103,925)
Prepaid expenses and other current assets	59,377	22,743
Other assets	(13,634)	(2,128)
Deferred income taxes	(122,063)	(25,204)
Accounts payable	239,794	(119,443)
Accrued payroll and benefits	195,638	(147,220)
Other accrued taxes	(47,061)	21,465
Warranty reserve	5,000	(134)
Deferred revenue	387,675	(103,975)
Accrued income taxes, net of prepaid income taxes	199,588	(325,857)
Net cash provided by operating activities	2,247,628	521,872
Investing activities:
Purchases of investments	(2,540)	(1,996)
Purchases of property and equipment	(218,425)	(38,187)
Patent and software costs	(17,676)	(13,659)
Net cash used in investing activities	(238,641)	(53,842)
Financing activities:
Repayment of officer note payable	(6,333)	(2,742)
Payment of initial public offering costs	(203,225)	—
Net cash used in financing activities	(209,558)	(2,742)
Net increase in cash and equivalents	1,799,429	465,288
Cash and cash equivalents, beginning of period	2,461,559	1,697,306
Cash and cash equivalents, end of period	$4,260,988	$2,162,594
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$829,574	$889,834

IRADIMED CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Non-GAAP Income from Operations

	Three Month Ended June 30,
	2014	2013
Income from operations	$1,610,121	$779,698
Excluding:
Stock-based compensation expense	169,473	67,979
Non-GAAP income from operations	$1,779,594	$847,677

Non-GAAP Net Income and Diluted EPS

	Three Month Ended June 30,
	2014	2013
Net income	$1,018,821	$558,309
Excluding:
Stock-based compensation expense, net of tax expense	106,387	41,540
Non-GAAP net income	$1,125,208	$599,849
Weighted average shares outstanding — diluted	8,878,170	8,495,314
Non-GAAP net income per share — diluted	$0.13	$0.07

Free Cash Flow

	Three Month Ended June 30,
	2014	2013
Net cash provided by operating activities	$1,785,519	$572,946
Less:
Purchases of property and equipment	214,133	16,942
Free cash flow	$1,571,386	$556,004

Media Contact:

Chris Scott

Chief Financial Officer

IRADIMED CORPORATION

(407) 677-8022

cscott@iradimed.com